As filed with the Securities and Exchange Commission on April 29, 2011
File No. 811-21824

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM N-1A
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 ☑
Amendment No. 8 ☑

MOUNT VERNON SECURITIES LENDING TRUST
(Exact Name of Registrant as Specified in Charter)
800 Nicollet Mall, Minneapolis, Minnesota 55402
(Address of Principal Executive Offices) (Zip Code)
(612) 303-7987
(Registrant’s Telephone Number, Including Area Code)

Richard J. Ertel
Secretary
800 Nicollet Mall, BC-MN-H04N
Minneapolis, Minnesota 55402
(Name and Address of Agent for Service)

EXPLANATORY NOTE
          This Registration Statement on Form N-1A has been filed by the Registrant pursuant to Section 8(b) of the 1940 Act. However, beneficial interests in the Registrant are not registered under the Securities Act of 1933 (the “1933 Act”) because such interests are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Registrant.
          This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

PART A
MOUNT VERNON SECURITIES LENDING TRUST
April 29, 2011
ITEM 1. FRONT AND BACK COVER PAGES
          Not Applicable.
ITEM 2. RISK/RETURN SUMMARY: INVESTMENT OBJECTIVES/GOALS
          Not Applicable.
ITEM 3. RISK/RETURN SUMMARY: FEE TABLE
          Not Applicable.
ITEM 4. RISK/RETURN SUMMARY: INVESTMENTS, RISKS, AND PERFORMANCE
          Not Applicable.
ITEM 5. MANAGEMENT
Investment Advisor
          U.S. Bancorp Asset Management, Inc. (“USBAM,” formerly known as FAF Advisors, Inc.)
Portfolio Manager
          Not Applicable.
ITEM 6. PURCHASE AND SALE OF FUND SHARES
          Shares of the Portfolio are not registered under the 1933 Act and, therefore, are not sold to the public. There are no minimum initial or subsequent investment requirements to invest in the Portfolio. Portfolio shares are redeemable at the net asset value per share of the Portfolio next calculated.

ITEM 7. TAX INFORMATION
          The Portfolio intends to make distributions that may be taxed as ordinary income or capital gains.
ITEM 8. FINANCIAL INTERMEDIARY COMPENSATION
          Not Applicable.
ITEM 9. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS
          U.S. Bank National Association (“U.S. Bank”) has established a securities lending program for its clients. USBAM, a wholly owned subsidiary of U.S. Bank, administers the securities lending program. Each client that participates in the securities lending program as a lender (“Lender”) enters into a securities lending authorization agreement (“Lending Agreement”) with U.S. Bank. Under the Lending Agreement, U.S. Bank is permitted to delegate administration of the securities lending program (the “Lending Program”) to affiliates including USBAM, thereby empowering USBAM with the duties described in the Lending Agreement, specifically the authority to invest the cash collateral securing loans of securities of each Lender. The Mount Vernon Securities Lending Trust (the “Trust”) has been established for the investment of cash collateral on behalf of Lenders participating in the Lending Program.
          The Trust offers one series of shares of beneficial interest representing interests in one portfolio, Mount Vernon Securities Lending Prime Portfolio (the “Portfolio”). USBAM serves as the investment advisor for the Portfolio.
          The investment objective, principal strategies and risks of the Portfolio are described below. The investment objective of the Portfolio may be changed at any time by the Board of Trustees of the Trust (the “Board”) upon at least 30 days prior written notice to shareholders of the Portfolio. See the Statement of Additional Information for a description of the Portfolio’s investment restrictions.
Objective and Principal Strategies
          The Portfolio seeks to:
•	maximize current income to the extent consistent with the preservation of capital and liquidity; and
•	maintain a stable $1.00 per share net asset value (“NAV”) by investing in dollar-denominated securities with remaining maturities of 397 calendar days or less.
          The Portfolio principally invests in the following high-quality U.S. dollar-denominated instruments, which are further described in the Statement of Additional Information:

•	securities issued or backed by the U.S. Government or its agencies or instrumentalities (“U.S. Government Securities”), including debt obligations issued by corporate issuers and insured by the Federal Deposit Insurance Corporation (“FDIC”);
•	instruments of U.S. and foreign banks, including certificates of deposit, bankers’ acceptances and time deposits (including Eurodollar certificates of deposit (“ECDs”), Eurodollar time deposits (“ETDs”) and Yankee certificates of deposit (“YCDs”));
•	corporate debt obligations, including commercial paper of U.S. and foreign companies;
•	money market funds;
•	municipal securities, including variable rate demand notes, commercial paper, and municipal notes and other short-term municipal obligations;
•	debt obligations of foreign governments and foreign government subdivisions and their agencies and instrumentalities and supranational organizations;
•	repurchase agreements;
•	loan participation interests;
•	funding agreements;
•	asset-backed securities; and
•	floating and variable rate securities, including variable amount master demand notes.
          All investments will qualify as “eligible securities” within the meaning of Rule 2a-7 of the Investment Company Act of 1940 (“Rule 2a-7”). The Portfolio seeks to maintain a stable NAV per share of $1.00 by valuing its portfolio using the amortized cost method and will comply with the requirements of Rule 2a-7.
          The Portfolio may also use other strategies and invest in other securities as described in the Statement of Additional Information.
Risk Factors
          The Portfolio is subject to the following principal risks:
•	Although the Portfolio seeks to preserve a stable NAV of $1.00 per share, it is possible that an investor may lose money by investing in the Portfolio. For example, a major change in interest rates or a default on a security or a repurchase agreement could cause the value of an investment in the Portfolio to decline.

•	Debt securities typically decrease in value when interest rates rise. This risk is usually greater for longer-term debt securities. Effective maturity and effective duration are measures of the Portfolio’s interest rate risk.
•	A default on a security or repurchase agreement held by the Portfolio could cause the value of your investment to decline.
•	The level of income you receive from the Portfolio will be affected by movements in short-term interest rates.
•	Foreign securities in which the Portfolio invests, although U.S. dollar denominated, may present some additional risk. Political or social instability, or diplomatic developments could adversely affect the securities. There is also the risk of possible withholding taxes, seizure of foreign deposits, currency controls, interest limitations, or other governmental restrictions that might affect the payment of principal or interest on securities owned by the Portfolio. In addition, there may be less public information available about foreign corporations and foreign banks and their branches.
•	An issuer of debt securities may not make timely principal or interest payments on its securities, or the other party to a contract may default on its obligations.
•	When interest rates fall, the value of variable and floating rate securities may appreciate less than comparable fixed-income securities.
•	The Portfolio may hold securities which are illiquid or have limited liquidity. These securities may be difficult to sell at a favorable price or time. Consequently, the Portfolio may have to accept a lower price to sell such security, sell other securities to raise cash, or give up an investment opportunity, any of which could have a negative effect on the Portfolio’s performance. Infrequent trading may also lead to greater price volatility.
•	An investment in the Portfolio is not a deposit of U.S. Bank or any other bank and is not insured or guaranteed by the FDIC or any other governmental agency.
•	The Portfolio may invest more than 25% of its assets in the banking industry. Concentrating in the banking industry may involve additional risks. Banks are subject to extensive government regulation. They largely depend on the availability and cost of capital funds for their profitability, which can change significantly when interest rates change.
•	To the extent the Portfolio invests in money market funds advised by another investment advisor, Lenders will bear both a proportionate share of the expense in the Portfolio and, indirectly, the expenses of such other money market fund.
•	The Portfolio is actively managed and its performance therefore will reflect in part USBAM’s ability to make investment decisions that are suited to achieving the Portfolio’s investment objectives. Due to its active management, the Portfolio could underperform other mutual funds with similar investment objectives.

Disclosure of Portfolio Holdings
          A description of the Portfolio’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio securities is available in the Portfolio’s Statement of Additional Information.
ITEM 10. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE
Investment Advisor
          USBAM is the Portfolio’s investment advisor. USBAM provides investment management services to individuals and institutions, including corporations, foundations, pensions, and retirement plans. As of December 31, 2010, USBAM had more than $54 billion in assets under management, including registered investment company assets of more than $49 billion. As investment advisor, USBAM manages the Portfolio’s business and investment activities, subject to the authority of the Board.
          USBAM does not charge an investment advisory fee for its investment advisory services to the Trust’s Portfolio.
          USBAM is located at 800 Nicollet Mall, Minneapolis, Minnesota 55402.
Administrator
          USBAM provides administrative services to the Portfolio. These services include general administrative, accounting and transfer agent services and certain other services. The Administrator receives total fees, on an annual basis, equal to 0.02% of the aggregate average daily net assets of the Portfolio and bears all of the Portfolio’s other expenses, except for brokerage commissions and other expenditures in connection with the purchase and sale of portfolio securities, interest expense and, subject to the specific approval of a majority of the Trustees who are not interested persons of the Trust, taxes and extraordinary expenses.
Custodian
          U.S. Bank provides custody services to the Portfolio.
Portfolio Management
          The Portfolio is managed by a team of persons associated with USBAM.
Shares of the Trust
          Shares of the Trust are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration.

ITEM 11. SHAREHOLDER INFORMATION
Pricing, Purchase and Redemption of Portfolio Shares
          Shares of the Portfolio are only offered to, and may only be held by, Lenders in the Lending Program.
          Shares of the Portfolio are available for purchase or redemption each day on which the Federal Reserve Bank is open for business, except for Good Friday (“Business Day”). All shares of the Portfolio are purchased and redeemed at the NAV per share of the Portfolio next calculated after the purchase or redemption request is communicated to the Trust’s transfer agent and determined to be in good order. USBAM, in administering U.S. Bank’s securities lending agent duties for a Lender, will effect all purchases and redemptions on behalf of a Lender.
          The NAV of the Portfolio will be calculated at 4:30 p.m. Eastern time on each Business Day.
          The Portfolio’s NAV is equal to the market value of its investments and other assets, less any liabilities, divided by the number of Portfolio shares. The securities held by the Portfolio are valued on the basis of amortized cost. This involves valuing an instrument at its cost and thereafter assuming a constant amortization of any discount or premium until the instrument’s maturity, rather than looking at actual changes in the market value of the instrument. The Portfolio’s net asset value is normally expected to be $1 per share.
          Redemptions will be paid in cash unless the Board determines that conditions exist that make payment wholly in cash unwise or undesirable. If such a determination is made by the Board, the Trust may, subject to the requirements of the 1940 Act, pay redemptions entirely or partially in securities.
          The Portfolio reserves the right to suspend the right of shareholder redemption, or postpone the date of payment:
•	if emergency conditions exist, as specified in the 1940 Act, or as determined by the Securities and Exchange Commission (“SEC”), as a result of which disposal of portfolio securities or determination of the NAV of the Portfolio is not reasonably practicable;
•	for any period during which trading on the New York Stock Exchange (“NYSE”) is restricted as determined by the SEC, or the NYSE is closed (other than customary weekend and holiday closings); or
•	for such other periods as the SEC may by order permit for the protection of shareholders of the Portfolio.
          In addition, in the unlikely event that the Board were to determine pursuant to Rule 2a-7 that the extent of the deviation between the Portfolio’s amortized cost per share and its market-based NAV per share may result in material dilution or other unfair results to shareholders, the Board will cause the Portfolio to take such action as it deems appropriate to eliminate or reduce to the extent practicable such dilution or unfair results, including, but not limited to, suspending redemption of shares and liquidating the Portfolio under Rule 22e-3 of the 1940 Act.

          In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity that applies to open an account. For this reason, when an account is opened (or ownership is changed), the Trust will request certain information, including name, address and taxpayer identification number which will be used to verify identity. If sufficient information is not available to verify identity, the Trust will not open an account. As required by law, the Trust may employ various procedures, such as comparing information to fraud databases or requesting additional information and documentation, to ensure that the information supplied is correct. The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm identity as required by law.
Dividends and Distributions
          Dividends on shares of the Portfolio will be declared daily and paid monthly from net investment income. Dividends will be processed pursuant to the Lending Agreements between each Lender and U.S. Bank. Distributions from net short- and long-term capital gains, if any, will be made at least annually. Generally, distributions will be declared and paid in December, if required for the Portfolio to avoid imposition of a federal excise tax on undistributed income and capital gains. The Portfolio does not expect to realize any material long-term capital gains or losses.
          A shareholder’s right to receive dividends and distributions with respect to shares purchased commences on the effective date of the purchase of such shares and continues through the day immediately preceding the effective date of redemption of such shares.
Excessive Trading of Portfolio Shares
          The Board has not adopted market timing policies and procedures applicable to the Portfolio. The Board has evaluated the risks of market timing activities by the Portfolio’s shareholders and has determined that due to the (i) Portfolio’s attempt to maintain a stable NAV, (ii) nature of the Portfolio’s portfolio holdings, (iii) nature of the Portfolio’s shareholders, (iv) inability of the Portfolio’s shareholders to exchange into other mutual funds, and (v) inability of the Portfolio’s shareholders to direct transactions because purchases and redemptions are made as securities are lent and returned, it is unlikely that (a) market timing would be attempted by the Portfolio’s shareholders or (b) any attempts to market time the Portfolio by shareholders would result in a negative impact to the Portfolio or its shareholders.
Tax Consequences
          Dividends from net investment income and distributions of net short-term capital gains are taxable to shareholders as ordinary income under federal income tax laws and are not expected to be eligible for the long-term capital gain tax rate applicable to certain qualified dividend income. Distributions from net long-term capital gains are taxable as long-term capital gains regardless of the length of time a shareholder has held such shares. Dividends and distributions are taxable whether they are paid in cash or in additional shares.
          Under federal law, the income derived from U.S. Government Securities is exempt from state income taxes. All states that tax personal income permit mutual funds to pass this tax exemption through to their shareholders under certain circumstances. Income from repurchase agreements in which the underlying securities are U.S. Government Securities does not receive this exempt treatment.

          Shareholders will be notified after the end of each calendar year of the amount of income dividends and net capital gains distributed and the percentage of the Portfolio’s income attributable to U.S. Government Securities. The Portfolio is required to withhold 28% reportable payments (including dividends, capital gain distributions, if any, and redemptions) paid to certain shareholders who have not certified that the social security number or taxpayer identification number supplied by them is correct and that they are not subject to backup withholding because of previous underreporting to the IRS. These backup withholding requirements generally do not apply to shareholders that are corporations or governmental units or certain tax exempt organizations.
          The foregoing discussion is only a summary of certain federal income tax issues generally affecting the Portfolio and its shareholders. Circumstances among investors may vary and each investor should discuss the tax consequences of an investment in the Portfolio with a tax advisor.
ITEM 12. DISTRIBUTION ARRANGEMENTS
          Shares of the Portfolio are being offered to Lenders in connection with the Lending Program. Shares of the Portfolio are sold on a private placement basis in accordance with Regulation D under the 1933 Act. Shares of the Portfolio are sold directly by the Trust without a distributor and are not subject to a sales load or redemption fee. Assets of the Portfolio are not subject to Rule 12b-1 fees.
ITEM 13. FINANCIAL HIGHLIGHTS INFORMATION
          Not Applicable.

PART B
ITEM 14. COVER PAGE AND TABLE OF CONTENTS
Mount Vernon Securities Lending Prime Portfolio
a Series of
Mount Vernon Securities Lending Trust

800 Nicollet Mall
Minneapolis, Minnesota 55402
Phone: (612) 303-5213

Statement of Additional Information
April 29, 2011
     This Statement of Additional Information (the “SAI”) supplements the information contained in Part A of the Trust’s Registration Statement dated April 29, 2011, concerning the Mount Vernon Securities Lending Trust (the “Trust”) and the Mount Vernon Securities Lending Prime Portfolio (the “Portfolio”). This SAI is not a prospectus and should be read in conjunction with Part A of the Trust’s Registration Statement, which may be obtained by telephoning or writing the Trust at the number or address shown above.
     The Trust’s financial statements for the fiscal year ended December 31, 2010, including the independent registered public accounting firm’s report thereon, are included in the Trust’s annual report, which was filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2011, and is incorporated into this SAI by reference. A copy of the annual report is available, without charge, upon request, by calling the number shown above.

ITEM 15. TRUST HISTORY
     The Trust was organized in the State of Delaware on August 18, 2005. The Trust is organized as a series fund and currently issues its shares in one series named Mount Vernon Securities Lending Prime Portfolio (the “Portfolio”).
ITEM 16. DESCRIPTION OF THE TRUST AND ITS INVESTMENTS AND RISKS
     The Portfolio of the Trust is an open-end, diversified management investment company. The Portfolio is diversified as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
Investment Policies
     The investment policies described below (i) reflect the investment practices of the Portfolio, (ii) are not fundamental, and (iii) may be changed by the Board of Trustees of the Trust (the “Board”) without shareholder approval. To the extent consistent with the Portfolio’s investment objective and other stated policies and restrictions, and unless otherwise indicated, the Portfolio may invest in the following instruments and may use the following investment techniques:
     Asset-Backed Securities. The Portfolio may invest in asset-backed securities, including asset-backed commercial paper, as a principal investment strategy. Asset-backed securities generally constitute interests in, or obligations secured by, a pool of receivables other than mortgage loans, such as automobile loans and leases, credit card receivables, home equity loans and trade receivables. Asset-backed securities generally are issued by a private special-purpose entity. Their ratings and creditworthiness typically depend on the legal insulation of the issuer and transaction from the consequences of a sponsoring entity’s bankruptcy, as well as on the credit quality of the underlying receivables and the amount and credit quality of any third-party credit enhancement supporting the underlying receivables or the asset-backed securities. Asset-backed securities and their underlying receivables generally are not issued or guaranteed by any governmental entity.
     Commercial Paper and Rule 144A Securities. The securities in which the Portfolio may invest may include commercial paper issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 (the “1933 Act”) and corporate obligations qualifying for resale to certain “qualified institutional buyers” pursuant to Rule 144A under the 1933 Act. Commercial paper refers to short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and typically has a maturity at the time of issuance not exceeding nine months. The Portfolio may also purchase asset-backed commercial paper (“ABCP”), which is a form of commercial paper that is backed by assets such as real estate, trade receivables, credit card loans, auto loans and other commercial assets. ABCP is typically sponsored by a commercial bank or other financial institution. Such securities, if they meet the criteria for liquidity established by the Board, will be considered liquid. Consequently, the Portfolio does not intend to subject such securities to the 5% limitation applicable to investments in illiquid securities. Because the secondary market for Rule 144A securities is generally limited to certain qualified institutional buyers, there may be times when the trading market for a particular Rule 144A security held by the Portfolio may be limited and will be considered illiquid. In such an event, FAF Advisors will consider appropriate remedies to minimize the effect on the Portfolio’s liquidity.

     Credit Enhancement Agreements. As a non-principal investment strategy, the Portfolio may separately arrange for guarantees, letters of credit, or other forms of credit enhancement agreements (collectively, “Guarantees”) for the purpose of further securing the payment of principal and/or interest on the Portfolio’s investment securities. Although each investment security, at the time it is purchased, must meet the Portfolio’s creditworthiness criteria, Guarantees sometimes are purchased from banks and other institutions (collectively, “Guarantors”) when U.S. Bancorp Asset Management, Inc. (“USBAM”), the Portfolio’s investment advisor, through yield and credit analysis, deems that credit enhancement of certain securities is advisable.
     Foreign Securities. The Portfolio may invest as a principal investment strategy in dollar-denominated obligations of U.S. branches of foreign banks, foreign branches of domestic banks, foreign banks, and foreign corporations. Investment in foreign securities is subject to special investment risks that differ in some respects from those related to investments in securities of U.S. domestic issuers. These risks include political, social or economic instability in the country of the issuer, the difficulty of predicting international trade patterns, the possibility of the imposition of exchange controls, expropriation, limits on removal of currency or other assets, nationalization of assets, foreign withholding and income taxation, and foreign trading practices (including higher trading commissions, custodial charges and delayed settlements). Foreign securities also may be subject to greater fluctuations in price than securities issued by U.S. corporations. The principal markets on which these securities trade may have less volume and liquidity, and may be more volatile, than securities markets in the United States.
     In addition, there may be less publicly available information about a foreign bank or company than about a U.S. domiciled bank or company. Foreign banks and companies generally are not subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. domestic banks and companies. There is also generally less government regulation of securities exchanges, brokers and listed companies abroad than in the United States. Confiscatory taxation or diplomatic developments could also affect investment in those countries. Various provisions of federal law governing the establishment and operation of domestic branches of foreign banks do not apply to foreign branches of domestic banks. Obligations of U.S. branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation and by federal and state regulation as well as by governmental action in the country in which the foreign bank has its head office.
     Funding Agreements. The Portfolio may invest in funding agreements as a principal investment strategy. Funding agreements are contracts issued by insurance companies that guarantee a return of principal, plus some amount of interest. Funding agreements purchased by the Portfolio will typically be short-term and provide an adjustable rate of interest. Funding agreements may or may not allow the Portfolio to demand repayment of principal after an agreed upon waiting period or upon certain other conditions. The insurance company may also have a corresponding right to prepay the principal with accrued interest upon a specified number of days’ notice to the Portfolio. The maturity date of some funding agreements may be extended upon the mutual agreement and consent of the insurance company and the Portfolio. Generally, there is no active secondary market in short-term funding agreements. Consequently, short-term funding agreements may be considered by the Portfolio to be illiquid investments and therefore subject to the Rule 2a-7 limitations on investing in illiquid securities.
     Illiquid Securities. The Portfolio will not invest more than 5% of its net assets in illiquid securities or securities that are not readily marketable, including repurchase agreements and time deposits of more than seven days’ duration. The absence of a regular trading market for securities imposes additional risks on investments in these securities. Illiquid securities may be difficult to value and may often be disposed of only after considerable expense and delay.
     Letters of Credit. Certain of the debt obligations (including certificates of participation, variable rate demand notes, commercial paper and other short-term obligations) which the Portfolio may purchase may be backed by an unconditional and irrevocable letter of credit, or other form of credit or liquidity support, of a bank, savings and loan association or insurance company which assumes the obligation for payment and interest in the event of default by the issuer. Only banks, savings and loan associations, and insurance companies which, in the opinion of USBAM, are of comparable quality to issuers of other permitted investments of the Portfolio, may be used for letter of credit-backed investments.
     Loan Participation Interests. The Portfolio may invest in loan participation interests as a principal investment strategy. A loan participation interest represents a pro rata undivided interest in an underlying bank loan. Participation interests, like the underlying loans, may have fixed, floating, or variable rates of interest. The bank selling a participation interest generally acts as a mere conduit between its borrower and the purchasers of interests in the loan. The purchaser of an interest (for example, the Portfolio) generally does not have recourse against the bank in the event of a default on the underlying loan. Therefore, the credit risk associated with such instruments is governed by the creditworthiness of the underlying borrowers and not by the banks selling the interests. If the Portfolio invests in loan participation interests that can be sold within a seven-day period, the interests are deemed by USBAM to be liquid investments. If the Portfolio invests in loan participation interests that are restricted from being sold within a seven-day period, the interests are deemed by USBAM to be illiquid investments and are therefore subject to the Rule 2a-7 limitations on investing in illiquid securities.
     Money Market Funds. The Portfolio may invest, to the extent permitted by the 1940 Act, in securities issued by other money market funds, provided that the permitted investments of such other money market funds constitute permitted investments of the Portfolio. As a shareholder of another investment company, the Portfolio would bear, along with other shareholders, its pro rata portion of that company’s expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Portfolio bears directly in connection with its own operations. Investment companies in which the Portfolio may invest may also impose a sales or distribution charge in connection with the purchase or redemption of their shares and other types of commissions or charges. Such charges will be payable by the Portfolio and, therefore, will be borne indirectly by its shareholders.
     Municipal Securities. The Portfolio may invest in municipal securities as a principal investment strategy. Municipal securities include municipal bonds and other debt securities issued by the states and by their local and special-purpose political subdivisions. The term “municipal bond” as used in this section includes short-term municipal notes and other commercial paper issued by the states and their political subdivisions. Two general classifications of municipal bonds are “general obligation” bonds and “revenue” bonds. General obligation bonds are secured by the governmental issuer’s pledge of its faith, credit and taxing power for the payment of principal and interest upon a default by the issuer of its principal and interest payment obligation. They are usually paid from general revenues of the issuing governmental entity. Revenue bonds, on the other hand, are usually payable only out of a specific revenue source rather than from general revenues. Revenue bonds ordinarily are not backed by the faith, credit or general taxing power of the issuing governmental entity. The principal and interest on revenue bonds for private facilities are typically paid solely out of rents or other specified payments made to the issuing governmental entity by a private company which uses or operates the facilities. Examples of these types of obligations are industrial revenue bonds and pollution control revenue bonds. Industrial revenue bonds are issued by governmental entities to provide financing aid to community facilities such as hospitals, hotels, business or residential complexes, convention halls and sport complexes. Pollution control revenue bonds are issued to finance air, water and solids pollution control systems for privately operated industrial or commercial facilities. Revenue bonds which are not backed by the credit of the issuing governmental entity frequently provide a higher rate of return than other municipal obligations, but they entail greater risk than obligations which are guaranteed by a governmental unit with taxing power. Federal income tax laws place substantial limitations on industrial revenue bonds, and particularly certain specified private activity bonds issued after August 7, 1986. In the future, legislation could be introduced in Congress which could further restrict or eliminate the income tax exemption for interest on debt obligations in which the Portfolio may invest.
     The Portfolio’s investments in municipal bonds and other debt obligations that are purchased from financial institutions such as commercial and investment banks, savings associations and insurance companies may take the form of participations, beneficial interests in a trust, partnership interests or any other form of indirect ownership that allows the Portfolio to treat the income from the investment as exempt from federal income tax.
     In addition, the Portfolio may invest in other federal income tax-free securities such as (i) tax anticipation notes (“TANs”) and revenue anticipation notes (“RANs”) issued to finance working capital needs in anticipation of receiving taxes or other revenues, (ii) bond anticipation notes (“BANs”) that are intended to be refinanced through a later issuance of longer-term bonds, (iii) variable and floating rate obligations including variable rate demand notes, described below under “—Variable and Floating Rate Obligations,” (iv) tender option bonds, and (v) participation, trust and partnership interests in any of the foregoing obligations. The obligations of TANs, RANs, and BANs are generally secured by the anticipated revenues from taxes, grants or bond financing. An investment in such instruments, however, presents a risk that the anticipated revenues will not be received or that such revenues will be insufficient to satisfy the issuer’s payment obligations under the notes or that refinancing will be otherwise unavailable. Tender option bonds are created when municipal instruments are transferred to a special purpose trust which issues two classes of certificates. The first class, commonly called floating rate certificates, pays an interest rate that is typically reset weekly based on a specified index. The second class, commonly called inverse floaters, pays an interest rate based on the difference between the interest rate earned on the underlying municipal instruments and the interest rate paid on the floating rate certificates, after expenses. In selecting tender option bonds, USBAM may consider the creditworthiness of the issuer of the underlying bond deposited in the trust, the experience of the custodian, and the quality of the sponsor providing the tender option, among other factors. In certain instances, the tender option may be terminated.
     Obligations of Banks and Other Financial Services Companies. The Portfolio invests as a principal investment strategy in U.S. dollar-denominated obligations of domestic and foreign banks, including fixed and variable rate certificates of deposit, time deposits, bankers’ acceptances, and other short-term obligations. Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time. Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits that may be held by the Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation

(“FDIC”). Bankers’ acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. Bank obligations in which the Portfolio invests may include uninsured, direct obligations, bearing fixed, floating or variable interest rates. The Portfolio may also invest in securities issued by other financial services companies in various industries as a principal investment strategy. To the extent the Portfolio invests in securities issued by domestic and foreign banks and other financial services companies, the Portfolio’s performance will be susceptible to the risks associated with the banking and financial services sectors. These sectors are highly dependent on the supply of short-term financing. The value of securities of issuers in the banking and financial services sectors can be sensitive to changes in government regulation and interest rates and to economic downturns in the United States and abroad.
     Put Options. The Portfolio may, as a non-principal investment strategy, purchase securities that provide for the right to resell them to the issuer, a bank or a broker-dealer at a specified price within a specified period of time prior to the maturity date of such obligations. Such a right to resell, which is commonly known as a “put,” may be sold, transferred or assigned only with the underlying security or securities. The Portfolio may pay a higher price for a security with a put than would be paid for the same security without a put. The primary purpose of purchasing such securities with puts is to permit the Portfolio to be as fully invested as practicable in securities while at the same time providing the Portfolio with appropriate liquidity.
     Repurchase Agreements. The Portfolio may engage in repurchase agreements with respect to any of its portfolio securities as a principal investment strategy. A repurchase agreement involves the purchase by the Portfolio of securities with the agreement that, after a stated period of time, the original seller will buy back the same securities (“collateral”) at a predetermined price or yield. Repurchase agreements permit the Portfolio to maintain liquidity and earn income over periods of time as short as overnight. The Portfolio may engage in repurchase agreements with any member bank of the Federal Reserve System or dealer in U.S. Government securities. Repurchase agreements involve certain risks not associated with direct investments in securities. If the original seller defaults on its obligation to repurchase as a result of its bankruptcy or otherwise, the Portfolio will seek to sell the collateral, which could involve costs or delays. Although collateral will at all times be maintained in an amount at least equal to the repurchase price under the agreement (including accrued interest), the Portfolio would suffer a loss if the proceeds from the sale of the collateral were less than the agreed-upon repurchase price. USBAM will monitor the creditworthiness of the firms with which the Portfolio enters into repurchase agreements.
     The Portfolio’s custodian will hold the securities underlying any repurchase agreement, or the securities will be part of the Federal Reserve/Treasury Book Entry System. The market value of the collateral underlying the repurchase agreement will be determined on each business day. If at any time the market value of the collateral falls below the repurchase price under the repurchase agreement (including any accrued interest), the appropriate Portfolio will promptly receive additional collateral (so the total collateral is an amount at least equal to the repurchase price plus accrued interest).
     U.S. Government Securities. The Portfolio may invest in securities issued or guaranteed as to principal or interest by the U.S. Government, or agencies or instrumentalities of the U.S. Government. Making such investments is a principal investment strategy for the Portfolio. These investments include direct obligations of the U.S. Treasury such as U.S. Treasury bonds, notes, and bills. These Treasury securities are essentially the same except for differences in interest rates, maturities, and dates of issuance. In addition to Treasury securities, the Portfolio may invest in securities, such as notes, bonds, and discount notes which are issued or guaranteed by agencies of the U.S. Government and various instrumentalities which have been established or sponsored by the U.S. Government. Except for U.S. Treasury securities, these U.S. Government obligations, even those which are guaranteed by federal agencies or instrumentalities, may or may not be backed by the “full faith and credit” of the United States. In the case of securities not backed by the full faith and credit of the United States, the investor must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitment. USBAM considers securities guaranteed by an irrevocable letter of credit issued by a government agency to be guaranteed by that agency.
     U.S. Treasury obligations include bills, notes and bonds issued by the U.S. Treasury and separately traded interest and principal component parts of such obligations that are transferable through the Federal book-entry system known as Separately Traded Registered Interest and Principal Securities (“STRIPS”). STRIPS are sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is accreted over the life of the security, and such accretion will constitute the income earned on the security for both accounting and tax purposes. Because of these features, such securities may be subject to greater interest rate volatility than interest paying U.S. Treasury obligations. The Portfolio’s investments in STRIPS will be limited to components with maturities of less than 397 days and the Portfolio will not actively trade such components.
     In addition to the securities discussed above, the Portfolio may also purchase debt guaranteed by the FDIC, an independent agency of the U.S. Government, through the FDIC’s Temporary Liquidity Guarantee Program (TLGP). Under the TLGP, the FDIC guarantees newly issued senior unsecured debt issued on or before June 30, 2009 by FDIC-insured depository institutions, U.S. bank holding companies and financial holding companies and certain U.S. savings and loan holding companies (“FDIC-backed debt”). The expiration date of the FDIC’s guarantee is the earlier of the maturity date of the FDIC-backed debt or December 31, 2012. FDIC-backed debt is backed by the full faith and credit of the U.S. Government, but is still subject to interest rate and market risk.
     Variable and Floating Rate Instruments. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on these securities are ordinarily tied to, and represent a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed-income obligations. Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed-income securities. The Portfolio may purchase variable and floating rate non-U.S. Government securities that have a stated maturity in excess of 397 calendar days only if the Portfolio has a right to demand payment of the principal of the instrument at least once every 397 calendar days upon not more than 30 days’ notice.
     Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. There may be no active secondary market with respect to a particular variable or floating rate instrument. Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to the Portfolio will approximate their par value. Illiquid variable and floating rate instruments (instruments that are not payable upon seven days’ notice and do not have an active trading market) that are acquired by the Portfolio are subject to the Portfolio’s percentage limitations regarding securities that are illiquid or not readily marketable. USBAM will continuously monitor the creditworthiness of issuers of variable and floating rate instruments in which the Trust invests and the ability of issuers to repay principal and interest.
     When-Issued Transactions. The Portfolio may purchase securities on a when-issued basis, although it does not do so as a principal investment strategy. New issues of securities are often offered on a when-issued basis. This means that delivery and payment for the securities normally will take place several days after the date the buyer commits to purchase them. The payment obligation and the interest rate that will be received on securities purchased on a when-issued basis are each fixed at the time the buyer enters into the commitment.
     The Portfolio will make commitments to purchase when-issued securities only with the intention of actually acquiring the securities, but the Portfolio may sell these securities or dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy. Cash or marketable high-quality debt securities equal to the amount of the above commitments will be segregated on the Portfolio’s records. For the purpose of determining the adequacy of these securities, the segregated securities will be valued at market value. If the market value of such securities declines, additional cash or securities will be segregated on the Portfolio’s records on a daily basis so that the market value of the account will equal the amount of such commitments by the Portfolio. The Portfolio will not invest more than 25% of its net assets in when-issued securities.
     Securities purchased on a when-issued basis and the securities held by the Portfolio are subject to changes in market value based upon the public’s perception of changes in the level of interest rates. Generally, the value of such securities will fluctuate inversely to changes in interest rates (i.e., they will appreciate in value when interest rates decline and decrease in value when interest rates rise). Therefore, if in order to achieve higher interest income the Portfolio remains substantially fully invested at the same time that it has purchased securities on a “when-issued” basis, there will be a greater possibility of fluctuation in the Portfolio’s net asset value.
     When payment for when-issued securities is due, the Portfolio will meet its obligations from then-available cash flow, the sale of segregated securities, the sale of other securities or, and although it would not normally be expected to do so, from the sale of the when-issued securities themselves (which may have a market value greater or less than the Portfolio’s payment obligation). The sale of securities to meet such obligations carries with it a greater potential for the realization of capital gains, which are subject to federal income taxes.
     Zero-Coupon and Step-Up Coupon Securities. The Portfolio may invest in zero-coupon securities and step-up coupon securities as a non-principal investment strategy. These securities are debt securities that do not make regular cash interest payments. Zero-coupon securities are securities that make no periodic interest payments, but are instead sold at discounts from face value. Step-up coupon bonds are debt securities that may not pay interest for a specified period of time and then, after the initial period, may pay interest at a series of different rates. If these securities do not pay current cash income, the market prices of these securities would generally be more volatile and likely to respond to a greater degree to changes in interest rates than the market prices of securities that pay cash interest periodically having similar maturities and credit qualities.

Investment Restrictions
Fundamental Investment Restrictions
     The Portfolio is classified under the 1940 Act as a diversified series of an open-end management investment company. This classification cannot be changed with respect to the Portfolio without approval by the holders of a majority of the outstanding shares of the Portfolio as defined in the 1940 Act, i.e., by the lesser of the vote of (a) 67% of the shares of the Portfolio present at a meeting where more than 50% of the outstanding shares are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Portfolio. The 1940 Act currently requires that, as a diversified fund, the Portfolio may not, with respect to 75% of its total assets, purchase securities of an issuer (other than (i) securities issued by other investment companies, (ii) securities issued by the U.S. Government, its agencies, instrumentalities or authorities, or (iii) repurchase agreements fully collateralized by U.S. Government securities) if (a) such purchase would, at the time, cause more than 5% of the Portfolio’s total assets taken at market value to be invested in the securities of such issuer; or (b) such purchase would, at the time, result in more than 10% of the outstanding voting securities of such issuer being held by the Portfolio.
     In addition to the Investment Objective and Strategies and Risks Factors set forth in Part A, the Portfolio is subject to the investment restrictions set forth below. The investment restrictions set forth in paragraphs 1 through 6 below are fundamental and cannot be changed with respect to the Portfolio without approval by the holders of a majority of the outstanding shares of the Portfolio as defined in the 1940 Act.
     The Portfolio will not:
1.	Concentrate its investments in a particular industry, except that there shall be no limitation on the purchase of obligations of domestic commercial banks, excluding for this purpose, foreign branches of domestic commercial banks. For purposes of this limitation, the U.S. Government and state or municipal governments and their political subdivisions, are not considered members of any industry. Whether the Portfolio is concentrating in an industry shall be determined in accordance with the 1940 Act, as interpreted or modified from time to time by any regulatory authority having jurisdiction.
2.	Borrow money or issue senior securities, except as permitted under the 1940 Act, as interpreted or modified from time to time by any regulatory authority having jurisdiction.
3.	Purchase physical commodities or contracts relating to physical commodities.
4.	Purchase or sell real estate unless as a result of ownership of securities or other instruments, but this shall not prevent the Portfolio from investing in securities or other instruments backed by real estate or interests therein or in securities of companies that deal in real estate or mortgages.

5.	Act as an underwriter of securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed an underwriter under applicable laws.
6.	Make loans except as permitted under the 1940 Act, as interpreted or modified from time to time by any regulatory authority having jurisdiction.
     For purposes of applying the limitation set forth in number 1 above, according to the current interpretation by the SEC, the Portfolio would be concentrated in an industry if 25% or more of its total assets, based on current market value at the time of purchase, were invested in that industry.
     For purposes of applying the limitation set forth in number 2 above, under the 1940 Act as currently in effect, the Portfolio is not permitted to issue senior securities, except that the Portfolio may borrow from any bank if immediately after such borrowing the value of the Portfolio’s total assets is at least 300% of the principal amount of all of the Portfolio’s borrowings (i.e., the principal amount of the borrowings may not exceed 33 1/3% of the Portfolio’s total assets). In the event that such asset coverage shall at any time fall below 300% the Portfolio shall, within three days thereafter (not including Sundays and holidays) reduce the amount of its borrowings to an extent that the asset coverage of such borrowings shall be at least 300%.
     For purposes of applying the limitation set forth in number 6 above, there are no limitations with respect to unsecured loans made by the Portfolio to an unaffiliated party. However, when the Portfolio loans its portfolio securities, the obligation on the part of the Portfolio to return collateral upon termination of the loan could be deemed to involve the issuance of a senior security within the meaning of Section 18(f) of the 1940 Act. In order to avoid violation of Section 18(f), the Portfolio may not make a loan of portfolio securities if, as a result, more than one-third of its total asset value (at market value computed at the time of making a loan) would be on loan. The Portfolio currently does not intend to make loans, unsecured or otherwise, except to the extent that investments in debt securities in accordance with Rule 2a-7 (as discussed below under “Additional Restrictions”) would be deemed to be loans.
Non-Fundamental Investment Restrictions
     The following restrictions are non-fundamental and may be changed by the Board without a shareholder vote.
1.	The Portfolio will not sell securities short.
2.	The Portfolio will not borrow money in an amount exceeding 10% of its total assets. The Portfolio will not borrow money for leverage purposes. For the purpose of this investment restriction, the purchase of securities on a when-issued or delayed delivery basis shall not be deemed the borrowing of money. The Portfolio will not make additional investments while its borrowings exceed 5% of total assets.
Additional Restrictions
     The Portfolio may not invest in obligations of any affiliate of U.S. Bancorp, including U.S. Bank.

     The Trust intends to rely on a previously received exemptive order (Investment Company Act Release No. 22589 dated March 28, 1997) from the SEC under which short-term investments and repurchase agreements may be entered into on a joint basis by the Portfolio and other funds advised by USBAM.
     The Trust may rely on a previously received exemptive order (Investment Company Act Release No. 25526 dated April 15, 2002) from the SEC which permits the Portfolio to participate in an interfund lending program pursuant to which the Portfolio and other mutual funds advised by USBAM may lend money directly to each other for emergency or temporary purposes. The program is subject to a number of conditions designed to ensure fair and equitable treatment of all participating mutual funds, including the following: (1) no mutual fund may borrow money through the program unless it receives a more favorable interest rate than a rate approximating the lowest interest rate at which bank loans would be available to any of the participating mutual funds under a loan agreement; and (2) no mutual fund may lend money through the program unless it receives a more favorable return than that available from an investment in repurchase agreements and, to the extent applicable, money market cash sweep arrangements. In addition, a mutual fund may participate in the program only if and to the extent that such participation is consistent with the fund’s investment objectives and policies (for instance, money market funds would normally participate only as lenders because they rarely need to borrow cash to meet redemptions). The duration of any loans made under the interfund lending program will be limited to the time required to receive payment for the securities sold, but in no event more than seven days. All loans will be callable by the lending fund on one business day’s notice. A mutual fund may have to borrow from a bank at a higher interest rate if an interfund loan is called or not renewed. Any delay in repayment to a lending fund could result in a lost investment opportunity or additional costs. The program is subject to the oversight and periodic review of the board of trustees of the participating mutual funds, or the equivalent.
     The Portfolio is subject to the investment restrictions of Rule 2a-7 in addition to other policies and restrictions discussed herein.
     The concentration policy of the Portfolio permits investment, without limit, in bankers’ acceptances, certificates of deposit and similar instruments issued by (i) U.S. banks and (ii) U.S. branches of foreign banks (in circumstances in which the U.S. branches of foreign banks are subject to the same regulation as U.S. banks). The Portfolio may concentrate in such instruments when, in the opinion of USBAM, the yield, marketability and availability of investments meeting the Portfolio’s quality standards in the banking industry justify any additional risks associated with the concentration of the Portfolio’s assets in such industry.
Portfolio Turnover
     The Portfolio generally intends to hold its portfolio securities to maturity. In certain instances, however, the Portfolio may dispose of its portfolio securities prior to maturity when it appears such action will be in the best interest of the Portfolio because of changing money market conditions, redemption requests, or otherwise. The Portfolio may attempt to maximize the total return on its portfolio by trading to take advantage of changing money market conditions and trends or to take advantage of what are believed to be disparities in yield relationships between different money market instruments. Because the Portfolio invests in short-term securities and manages its portfolio, as described above in “Description of the Trust and its Investments and Risks — Investment Policies” and in Part A to the Trust’s registration statement, the portfolio will turn over several times a year. Because brokerage commissions as such are not usually paid in connection with the purchase or sale of the securities in which the Portfolio invests and because the transactional costs are small, the high turnover is not expected to materially affect net asset values or yields. Securities with maturities of less than one year are excluded from required portfolio turnover rate calculations, and, therefore, the Portfolio’s turnover rate for reporting purposes will be zero.
Disclosure of Portfolio Holdings
     The Portfolio is not subject to the policies and procedures adopted by the Board which prohibit the release of information concerning portfolio holdings (“Disclosure Policies”) because the Portfolio holds only short-term securities that generally do not vary significantly in value over short periods of time. Because of the types of securities held by the Portfolio, such portfolio holdings information would not be subject to the types of misuses that the Disclosure Policies are designed to prevent.
     Information concerning the Portfolio’s securities holdings, as well as its weighted average maturity and weighted average life, will be posted on the U.S. Bank Institutional Trust and Custody website five business days after the end of the month and will remain posted on the website for at least six months thereafter.
ITEM 17. MANAGEMENT OF THE TRUST
Trustees and Officers
     Set forth below is information about the Trustees and the officers of the Trust. The Board consists entirely of Trustees who are not considered “interested persons” of the Trust, as that term is defined in the 1940 Act (“Independent Trustees”).
Independent Trustees

Principal Occupation
			During	Number of
		Term of Office and	Past 5 Years and Other	Portfolios in Fund	Other Directorships
	Position Held with	Length of	Relevant	Complex Overseen by	Held by
Name, Address and Age	the Trust	Time Served	Experience[1]	Trustee	Trustee[2]
Roger A. Gibson P.O. Box 1329 Minneapolis, Minnesota 55440-1329 (1946)	Trustee	Term expiring earlier of death, resignation, removal, disqualification, or successor duly elected and qualified. Trustee of the Trust since September 2005	Director, Charterhouse Group, Inc., a private equity firm, since October 2005; Advisor/Consultant, Future Freight™, a logistics/supply chain company; Director, Towne Airfreight; non-profit board member; prior to retirement in 2005, served in several executive positions for United Airlines, including Vice President and Chief Operating Officer — Cargo; Independent Director, First American Fund Complex since 1997.	First American Funds Complex: 10 registered investment companies, including 14 portfolios	None

Principal Occupation
			During	Number of
		Term of Office and	Past 5 Years and Other	Portfolios in Fund	Other Directorships
	Position Held with	Length of	Relevant	Complex Overseen by	Held by
Name, Address and Age	the Trust	Time Served	Experience[1]	Trustee	Trustee[2]
Victoria J. Herget P.O. Box 1329 Minneapolis, Minnesota 55440-1329 (1951)	Trustee	Term expiring earlier of death, resignation, removal, disqualification, or successor duly elected and qualified. Trustee of the Trust since September 2005	Investment consultant; Chartered Financial Analyst; Board Chair, United Educators Insurance Company; non-profit board member; prior to retirement in 2001, served in various positions, including managing director, for Zurich Scudder Investments; Independent Director, First American Fund Complex since 2003.	First American Funds Complex: 10 registered investment companies, including 14 portfolios	None

John P. Kayser P.O. Box 1329	Trustee	Term expiring earlier of death, resignation, removal,	Retired; non-profit board member; prior to	First American Funds Complex:	None
Minneapolis, Minnesota 55440-1329 (1949)		disqualification, or successor duly elected and qualified. Trustee of the Trust since October 2006	retirement in 2004, Principal, William Blair & Company, LLC, a Chicago-based investment firm; previously served on board of governors, Chicago Stock Exchange; former Director, William Blair Mutual Funds, Inc., Midwest Securities Trust Company, and John O. Butler Co.; Independent Director, First American Fund Complex since 2006.	10registered investment companies, including 14 portfolios

Leonard W. Kedrowski P.O. Box 1329 Minneapolis, Minnesota 55440-1329 (1941)	Chair; Trustee	Chair term three years. Director term expiring earlier of death, resignation, removal, disqualification, or successor duly elected and qualified. Chair of the Trust’s Board since January 2011; Trustee of the Trust since September 2005	Owner and President, Executive and Management Consulting, Inc., a management consulting firm; Board member, GC McGuiggan Corporation (dba Smyth Companies), a label printer; Member, investment advisory committee, Sisters of the Good Shepherd; Certified Public Accountant; former Chief Executive Officer, Creative Promotions International, LLC, a promotional award programs and product company; former Vice President, Chief Financial Officer, Treasurer, Secretary, and Director, Anderson Windows, a large privately-held manufacturer of wood windows; former Director, Protection Mutual Insurance Company, an international property and casualty insurer; Independent Director, First	First American Funds Complex: 10 registered investment companies, including 14 portfolios	None

Principal Occupation
			During	Number of
		Term of Office and	Past 5 Years and Other	Portfolios in Fund	Other Directorships
	Position Held with	Length of	Relevant	Complex Overseen by	Held by
Name, Address and Age	the Trust	Time Served	Experience[1]	Trustee	Trustee[2]
American Fund Complex since 1993.

Richard K. Riederer P.O. Box 1329 Minneapolis, Minnesota 55440-1329 (1944)	Trustee	Term expiring earlier of death, resignation, removal, disqualification, or successor duly elected and qualified. Trustee of the Trust since September 2005	Owner and Chief Executive Officer, RKR Consultants, Inc., a consulting company providing advice on business strategy, mergers and acquisitions; Director, Cliffs Natural Resources, Inc.; Certified Financial Analyst; non-profit board member; former Chief Executive Officer and President, Weirton Steel Corporation; former Vice President and Treasurer, Harnischfeger Industries, a capital machinery manufacturer; former Treasurer and Director of Planning, Allis Chalmers Corporation, an equipment manufacturing company; former Chairman, American Iron & Steel Institute, a North American steel industry trade association; Independent Director, First American Fund Complex since 2001 and Firstar Funds 1988-2001.	First American Funds Complex: 10 registered investment companies, including 14 portfolios	Cliffs Natural Resources, Inc. (a producer of iron ore pellets and coal)

Joseph D. Strauss P.O. Box 1329 Minneapolis, Minnesota 55440-1329 (1940)	Vice Chair; Trustee	Term expiring earlier of death, resignation, removal, disqualification, or successor duly elected and qualified. Vice Chair of the Trust’s Board since January 2011; Trustee of the Trust since September 2005	Attorney At Law; Owner and President, Strauss Management Company, a Minnesota holding company for various organizational management business ventures; Owner, Chairman and Chief Executive Officer, Community Resource Partnerships, Inc., a corporation engaged in strategic planning, operations management, government relations, transportation planning and public relations; Owner, Chairman and Chief Executive Officer, Excensus™ LLC, a strategic demographic planning and application development firm; Vice President — Business Development and General Counsel, Ewald Consulting, Inc., an association management,	First American Funds Complex: 10 registered investment companies, including 14 portfolios	None

Principal Occupation
			During	Number of
		Term of Office and	Past 5 Years and Other	Portfolios in Fund	Other Directorships
	Position Held with	Length of	Relevant	Complex Overseen by	Held by
Name, Address and Age	the Trust	Time Served	Experience[1]	Trustee	Trustee[2]
government and public relations firm; Vice President and General Counsel, Unger Meat Co., a premium beef source verification firm; General Counsel, Lythic Solutions, Inc., a brand owner and distributor of concrete densifier, protector and polishing products worldwide; General Counsel, ibody science, llc, a manufacturer of all-natural skin and wound care treatment products for human beings; General Counsel, Cowgirl Science, LLC, a manufacturer of all-natural skin and wound care treatment products for animals; Independent Director, First American Fund Complex since 1984.

James M. Wade P.O. Box 1329 Minneapolis, Minnesota 55440-1329 (1943)	Trustee	Term expiring earlier of death, resignation, removal, disqualification, or successor duly elected and qualified. Trustee of the Trust since September 2005	Owner and President, Jim Wade Homes, a homebuilding company; formerly, Vice President and Chief Financial Officer, Johnson Controls, Inc.; Independent Director, First American Fund Complex since 2001 and Firstar Funds 1988-2001.	First American Funds Complex: 10 registered investment companies, including 14 portfolios	None

[1]	Includes each Trustee’s principal occupation during the last five years and other information relating to the experience, attributes, and skills relevant to each Trustee’s qualifications to serve as a Trustee, which contributed to the conclusion that each Trustee should serve as a Trustee for the Trust.

[2]	Includes only directorships in a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the 1940 Act.
Officers

Term of Office and
	Position Held with	Length of	Principal Occupation
Name, Address and Age	the Trust	Time Served	During Past 5 Years
Joseph M. Ulrey III U.S. Bancorp Asset Management, Inc. 800 Nicollet Mall Minneapolis, Minnesota 55402 (1958)[1]	President	Re-elected by the Board annually; President of the Trust since January 2011	Chief Executive Officer of U.S. Bancorp Asset Management, Inc. since January 2011; prior thereto, Chief Financial Officer and Head of Technology and Operations, U.S. Bancorp Asset Management, Inc.

Jill M. Stevenson U.S. Bancorp Asset Management, Inc. 800 Nicollet Mall Minneapolis, Minnesota 55402 (1965)[1]	Treasurer	Re-elected by the Board annually; Treasurer of the Trust since January 2011; Assistant	Mutual Funds Treasurer, U.S. Bancorp Asset Management, Inc. since January 2011; prior thereto, Mutual Funds Assistant Treasurer U.S. Bancorp Asset Management, Inc.

Term of Office and
	Position Held with	Length of	Principal Occupation
Name, Address and Age	the Trust	Time Served	During Past 5 Years
Treasurer of the Trust from September 2005 through December 2010

Eric J. Thole U.S. Bancorp Asset Management, Inc. 800 Nicollet Mall Minneapolis Minnesota 55402 (1972)[1]	Vice President	Re-elected by the Board annually; Vice President of the Trust since January 2011	Head of Treasury, Technology and Operations, U.S. Bancorp Asset Management, Inc. since January 2011; prior thereto, Managing Director of Investment Operations, U.S. Bancorp Asset Management, Inc.

Ruth M. Mayr U.S. Bancorp Asset Management, Inc. 800 Nicollet Mall Minneapolis, Minnesota 55402 (1959)[1]	Chief Compliance Officer	Re-elected by the Board annually; Chief Compliance Officer of the Trust since January 2011	Chief Compliance Officer, U.S. Bancorp Asset Management, Inc. since January 2011; prior thereto, Director of Compliance, U.S. Bancorp Asset Management, Inc.

Carol A. Sinn U.S. Bancorp Asset Management, Inc. 800 Nicollet Mall Minneapolis, Minnesota 55402 (1959)[1]	Anti-Money Laundering Officer	Re-elected by the Board annually; Anti-Money Laundering Officer of the Trust since January 2011	Senior Business Line Risk Manager, U.S. Bancorp Asset Management, Inc. since July 2006; prior thereto, Corporate Risk Manager, U.S. Bank National Association.

Richard J. Ertel U.S. Bancorp Asset Management, Inc. 800 Nicollet Mall Minneapolis, Minnesota 55402 (1967)[1]	Secretary	Re-elected by the Board annually; Secretary of the Trust since January 2011; Assistant Secretary of the Trust from June 2006 through December 2010	General Counsel, U.S. Bancorp Asset Management, Inc. since January 2011; prior thereto, Counsel, U.S. Bancorp Asset Management, Inc., since May 2006; prior thereto, Counsel, Ameriprise Financial Services, Inc.

James D. Alt 50 South Sixth Street, Suite 1500 Minneapolis, Minnesota 55402 (1951)	Assistant Secretary	Re-elected by the Board annually; Assistant Secretary of the Trust since September 2005	Partner, Dorsey & Whitney LLP, a Minneapolis-based law firm.

James R. Arnold 615 E. Michigan Street Milwaukee, Wisconsin 53202 (1957)[1]	Assistant Secretary	Re-elected by the Board annually; Assistant Secretary of the Trust since September 2005	Senior Vice President, U.S. Bancorp Fund Services, LLC.

[1]	Messrs. Ulrey, Thole and Ertel and Mses. Stevenson, Mayr and Sinn are each officers and/or employees of U.S. Bancorp Asset Management, Inc., which serves as investment advisor, transfer agent and administrator for the Trust. Mr. Arnold is an officer of U.S. Bancorp Fund Services, LLC, which is a subsidiary of U.S. Bancorp.
Board Leadership Structure
     The Board is responsible for overseeing generally the operation of the Portfolio. The Board has approved an investment advisory agreement with USBAM, as well as other contracts with USBAM, its affiliates, and other service providers. Annually, the Board evaluates the services received from the Trust’s principal service providers.

     As noted above, each Trustee is considered to be an independent trustee. The Trustees also serve as trustees (or “directors”) of other funds in the First American fund complex (the “Fund Complex”). Taking into account the number, the diversity and the complexity of the funds overseen by the Trustees and the aggregate amount of assets under management in the Fund Complex, the Board has determined that the efficient conduct of its affairs makes it desirable to delegate responsibility for certain matters to committees of the Board. These committees, which are described in more detail below, review and evaluate matters specified in their charters and make recommendations to the Board as they deem appropriate. Each committee may use the resources of the Trust’s counsel and auditors, counsel to the Independent Trustees, as well as other experts. The committees meet as often as necessary, either in conjunction with regular meetings of the Board or otherwise.
     The Portfolio is subject to a number of risks, including, among others, investment, compliance, operational, and valuation risks. The Board’s role in risk oversight of the Portfolio reflects its responsibility to oversee generally, rather than to manage, the operations of the Portfolio. The actual day-to-day risk management with respect to the Portfolio or the Trust resides with USBAM and the other service providers to the Portfolio or the Trust. In line with the Board’s oversight responsibility, the Board receives reports and makes inquiries at its regular meetings or otherwise regarding various risks. However, the Board relies upon the Trust’s Chief Compliance Officer, who reports directly to the Board, and USBAM (including its Senior Business Line Risk Manager and other members of its management team) to assist the Board in identifying and understanding the nature and extent of such risks and determining whether, and to what extent, such risks may be eliminated or mitigated. Although the risk management policies of USBAM and the other service providers are designed to be effective, those policies and their implementation vary among service providers and over time, and there is no guarantee that they will be effective. Not all risks that may affect the Portfolio or the Trust can be identified or processes and controls developed to eliminate or mitigate their occurrence or effects, and some risks are simply beyond any control of the Portfolio, the Trust, or USBAM, its affiliates or other service providers.
Standing Committees of the Board
     There are currently three standing committees of the Board: Audit Committee, Pricing Committee and Governance Committee. References to the “Portfolio” in the committee descriptions below are to the Trust and the Portfolio of the Trust. All committee members are Independent Trustees.

			Number of Fund
			Complex Committee
			Meetings Held
			During the Trust’s
			Fiscal Year Ended
Committee	Committee Function	Committee Members	12/31/2010
Audit Committee[1]	The purposes of the Committee are (1) to oversee the Portfolio’s accounting and financial reporting policies and practices, their internal controls and, as appropriate, the internal controls of certain service providers; (2) to oversee the quality of the Portfolio’s financial statements and the independent audit thereof; (3) 9to oversee the valuation of the securities held by the Funds; (4) to assist Board oversight of the Portfolio’s compliance with legal and regulatory requirements; and (5) to act as a liaison between the Portfolio’s independent auditors and the full Board of Trustees. The Audit Committee, together with the Board of Trustees, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside	Roger A. Gibson (Chair) John P. Kayser Richard K. Riederer Leonard W. Kedrowski (ex-officio)	6

			Number of Fund
			Complex Committee
			Meetings Held
			During the Trust’s
			Fiscal Year Ended
Committee	Committee Function	Committee Members	12/31/2010
	auditor to be proposed for shareholder approval in any proxy statement).

Governance Committee	The Committee has responsibilities relating to (1) Board and Committee composition (including, interviewing and recommending to the Board nominees for election as Trustees; reviewing the independence of all independent Trustees; reviewing Board composition to determine the appropriateness of adding individuals with different backgrounds or skills; reporting to the Board on which current and potential members of the Audit Committee qualify as Audit Committee Financial Experts; recommending a successor to the Board Chair when a vacancy occurs; consulting with the Board Chair on Committee assignments; and in anticipation of the Board’s request for shareholder approval of a slate of Trustees, recommending to the Board the slate of Trustees to be presented for Board and shareholder approval); (2) Committee structure (including, at least annually, reviewing each Committee’s structure and membership and reviewing each Committee’s charter and suggesting changes thereto); (3) Trustee education (including developing an annual education calendar; monitoring independent Trustee attendance at educational seminars and conferences; developing and conducting orientation sessions for new independent Trustees; and managing the Board’s education program in a cost-effective manner); and 4) governance practices (including reviewing and making recommendations regarding Trustee compensation and Trustee expenses; monitoring Trustee investments in the Portfolio; monitoring compliance with Trustee retirement policies; reviewing compliance with the prohibition from serving on the board of directors of mutual funds that are not part of the First American Fund Complex; if requested, assisting in the Board Chair in overseeing self-evaluation process; in collaboration with outside counsel, developing policies and procedures addressing matters which should come before the Committee in the proper exercise of its duties; reviewing applicable new industry reports as they are published; reviewing and recommending changes in Board governance policies, procedures and practices; reporting the Committee’s activities to the Board and making such recommendations; reviewing and, as appropriate, recommending that the Board make changes to the Committee’s charter).	James M. Wade (Chair) Victoria J. Herget Joseph D. Strauss Leonard W. Kedrowski (ex-officio)	2

[1]	Prior to December 31, 2010, the Board also operated a Pricing Committee, which was responsible for overseeing the valuation of the securities held by the Trust. Members of the Pricing Committee included Mr. Gibson (Chair), Mr. Wade, Benjamin R. Field III (who retired as a Director effective December 31, 2010) and Virginia L. Stringer (ex-officio)(who resigned as Chair of the Board and Director effective December 31, 2010). The Pricing Committee met four times during the fiscal year ended December 31, 2010. Effective January 1, 2011, the functions previously performed by the Pricing Committee were assumed by the Board’s Audit Committee.
               In addition to the above committees, the Board also appoints a Fund Review Liaison. The responsibility of the Fund Review Liaison is to lead the Board, together with the Board Chair, in evaluating Fund performance, Fund service provider contracts and arrangements for execution of Fund trades. Ms. Herget is the current Fund Review Liaison.

     The Governance Committee will consider shareholder recommendations for Trustee nominees in the event there is a vacancy on the Board or in connection with any special shareholders meeting which is called for the purpose of electing Trustees. The Trust does not hold regularly scheduled annual shareholders meetings. There are no differences in the manner in which the Governance Committee evaluates nominees for Trustee based on whether the nominee is recommended by a shareholder.
     A shareholder who wishes to recommend a Trustee nominee should submit his or her recommendation in writing to the Chair of the Board (Mr. Kedrowski) or the Chair of the Governance Committee (Mr. Wade), in either case at Mount Vernon Securities Lending Trust, P.O. Box 1329, Minneapolis, Minnesota 55440-1329. At a minimum, the recommendation should include:
•	the name, address, and business, educational, and/or other pertinent background of the person being recommended;

•	a statement concerning whether the person is “independent” within the meaning of New York Stock Exchange and American Stock Exchange listing standards and is not an “interested person” as defined in the 1940 Act;

•	any other information that the Portfolio would be required to include in a proxy statement concerning the person if he or she was nominated; and

•	the name and address of the person submitting the recommendation, together with the number of Portfolio shares held by such person and the period for which the shares have been held.
     The recommendation also can include any additional information that the person submitting it believes would assist the Governance Committee in evaluating the recommendation. Shareholder recommendations for nominations to the Board will be accepted on an ongoing basis and will be kept on file for consideration when there is a vacancy on the Board or prior to a shareholders meeting called for the purpose of electing Trustees.
Trustee Ownership of Securities of the Trust or Advisor
     The information in the table below discloses the dollar ranges of (i) each Trustee’s beneficial ownership in the Trust, and (ii) each Trustee’s aggregate beneficial ownership in all funds within the First American Funds complex. All of the Trustees are Independent Trustees.

	Dollar Range of	Aggregate Dollar Range of
	Equity Securities	Equity Securities in the
	in the Trust	First American Funds Complex
Name of Trustee	as of 12/31/2010	as of 12/31/2010
Roger A. Gibson	$0	$10,001-$50,000
Victoria J. Herget	$0	None
John P. Kayser	$0	$10,001-$50,000
Leonard W. Kedrowski	$0	Over $100,000
Richard K. Riederer	$0	$1-$10,000
Joseph D. Strauss	$0	Over $100,000
James M. Wade	$0	$50,000-$100,000
     As of December 31, 2010, none of the Independent Trustees or their immediate family members owned, beneficially, or of record, any securities in (i) an investment advisor of the Trust or (ii) a person

(other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment advisor of the Trust.
     None of the Trustees meet the eligibility requirements to purchase shares of the Portfolio.
Trustee Qualifications
     The Board has determined that each Trustee should continue to serve as such based on several factors (none of which alone is decisive). Mr. Kayser has served in his role as Trustee since October 2006, and each other Trustee has served in such role since the Trust’s inception in 2005. Because of this experience, each Trustee is knowledgeable regarding the Trust’s business and service provider arrangements. In addition, each Trustee has served for a number of years as a director of other funds in the Fund Complex, as indicated in the “Independent Trustees” table above. Among the factors the Board considered when concluding that an individual should serve on the Board were the following: (i) the individual’s business and professional experience and accomplishments; (ii) the individual’s ability to work effectively with other members of the Board; (iii) the individual’s prior experience, if any, serving on the boards of public companies and other complex enterprises and organizations; and (iv) how the individual’s skills, experiences and attributes would contribute to an appropriate mix of relevant skills, diversity and experience on the Board. The Board believes that, collectively, the Trustees have balanced and diverse qualifications, skills, experiences, and attributes, which allow the Board to operate effectively in governing the Trust and protecting the interests of shareholders. Information about the specific qualifications, skills, experiences, and attributes of each Trustee, which in each case contributed to the Board’s conclusion that the Trustee should serve (or continue to serve) as trustee of the Trust, is provided in the “Independent Trustees” table above.
Trustee Compensation
     The First American Family of Funds (the “Funds”), which, in addition to the Trust, includes First American Funds, Inc. (“FAF”), and the First American closed-end funds (“FACEF”), currently pays Trustees who are not paid employees or affiliates of the Funds an annual retainer of $150,000 ($195,000 in the case of the Vice Chair and $265,000 in the case of the Chair). The Fund Review Liaison, the Audit Committee Chair, and the Governance Committee Chair each receive an additional annual retainer of $20,000. In addition, Trustees are paid the following fees for attending Board and Committee meetings:
•	$1,000 for attending a half day of an in-person Board meeting ($1,300 in the case of the Vice Chair and $1,500 in the case of the Chair);

•	$2,000 for attending a full day of an in-person Board meeting ($2,600 in the case of the Vice Chair and $3,000 in the case of the Chair); and

•	$500 for in-person attendance at any Committee meeting ($750 in the case of the Chair of each committee).
     A Trustee who participates telephonically in any in-person Board or Committee meeting receives half of the fee that Trustee would have received for attending, in-person, the Board or Committee meeting. For telephonic Board and Committee meetings, the Chair and each Trustee and Committee Chair, as applicable, receive a fee equal to half the fee he or she would have received for attending an in-person meeting.

     Trustees also receive $3,500 per day when traveling, on behalf of a Fund, out of town on Fund business which does not involve a Board or Committee meeting. In addition, Trustees are reimbursed for their out-of-pocket expenses in traveling from their primary or secondary residence to Board and Committee meetings, on Fund business and to attend mutual fund industry conferences or seminars. The amounts specified in this paragraph are allocated evenly among the funds in the First American Family of Funds.
     Prior to January 1, 2011, the Trustees could elect to defer payment of up to 100% of the fees they received in accordance with a Deferred Compensation Plan (the “Plan”). Under the Plan, a Trustee could elect to have his or her deferred fees treated as if they had been invested in shares of one or more funds and the amount paid to the Trustee under the Plan would be determined based on the performance of such investments. Effective January 1, 2011, the Trustees may no longer defer payments under the Plan. The prior deferral of Trustee fees in accordance with the Plan will have a negligible impact on Fund assets and liabilities and will not obligate the Funds to retain any Trustee or pay any particular level of compensation. The Funds do not provide any other pension or retirement benefits to Trustees.
     Legal fees and expenses are also paid to Dorsey & Whitney LLP, the law firm of which James D. Alt, Assistant Secretary of the Trust, FAF, and FACEF, is a partner.
     The following table sets forth information concerning aggregate compensation paid to each Trustee of the Trust (i) by the Trust (column 2), and (ii) by the Trust, FAF, FACEF and two former affiliated investment companies (First American Investment Funds, Inc. and First American Strategy Funds, Inc.) collectively (column 5) during the fiscal year ended December 31, 2010. No executive officer or affiliated person of the Trust received any compensation from the Trust in excess of $60,000 during such fiscal year or fiscal period.
Compensation during Fiscal Year Ended December 31, 2010

		Pension or		Total Compensation
	Aggregate Compensation	Retirement Benefits	Estimated Annual	from Trust and Fund
	From	Accrued as Part of	Benefits Upon	Complex Paid to
Name of Person, Position	Trust[1]	Trust Expenses	Retirement	Trustees[2]
Benjamin R. Field III, Trustee[3]	-0-	-0-	-0-	$172,750
Roger A. Gibson, Trustee	-0-	-0-	-0-	187,250
Victoria J. Herget, Trustee	-0-	-0-	-0-	189,750
John P. Kayser, Trustee	-0-	-0-	-0-	171,750
Leonard W. Kedrowski, Trustee[4]	-0-	-0-	-0-	192,875
Richard K. Riederer, Trustee	-0-	-0-	-0-	170,000
Joseph D. Strauss, Trustee[5]	-0-	-0-	-0-	185,125
Virginia L. Stringer, Trustee & Chair[6]	-0-	-0-	-0-	296,750
James M. Wade, Trustee	-0-	-0-	-0-	171,250

[1]	USBAM pays all compensation due to Trustees for their services to the Trust. The following amounts were paid to Trustees by USBAM, on behalf of the Trust: Benjamin R. Field III, $3,071; Roger A. Gibson, $3,321; Victoria J. Herget, $3,358; John P. Kayser, $3,053; Leonard W. Kedrowski, $3,436; Richard K. Riederer, $3,059; Joseph D. Strauss, $3,296; Virginia L. Stringer, $5,276; and James M. Wade, $3,049. Included in these totals are amounts deferred by Trustees pursuant to the Deferred Compensation plan discussed above. Pursuant to this Plan, the following Trustees deferred compensation paid by USBAM in the amounts indicated: Roger A. Gibson, $653; and Victoria J. Herget, $993.

[2]	Included in the Total Compensation from the Trust and Fund Complex is compensation paid to Trustees by USBAM, as described in note (1) above, and amounts deferred by Trustees pursuant to the Deferred Compensation Plan discussed above. Pursuant to this Plan, the following

Trustees deferred compensation from the Fund Complex in the amounts indicated: Roger A. Gibson, $37,450; and Victoria J. Herget, $56,925. Also included in the Total Compensation are amounts paid to Trustees by First American Investment Funds, Inc. and First American Strategy Funds, Inc., former affiliated investment companies of FAF and FACEF.

[3]	Retired as Trustee effective December 31, 2010.

[4]	Appointed to serve as Chair of the Board effective January 1, 2011.

[5]	Appointed to serve as Vice Chair of the Board effective January 1, 2011.

[6]	Resigned as Chair of the Board and Trustee effective December 31, 2010.
Codes of Ethics
     The Trust and USBAM have each adopted a Code of Ethics pursuant to Rule 17j-1 of the 1940 Act. Each of these Codes of Ethics permits personnel to invest in securities for their own accounts, including securities that may be purchased or held by the Trust. These Codes of Ethics are on public file with, and are available from, the SEC.
Proxy Voting Procedures
     The Portfolio invests exclusively in non-voting securities.
ITEM 18. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
Controlling Shareholders
     In connection with U.S. Bank’s securities lending program, USBAM holds certain collateral on behalf of its securities lending clients to secure the return of loaned securities. Such collateral may be invested in Trust shares from time to time. USBAM, however, will pass through voting rights to its securities lending clients that have a beneficial interest in the Portfolio. Consequently, USBAM will not be a controlling person of the Trust for purposes of the 1940 Act.
Principal Shareholders
     As of December 31, 2010, there were 6,428,153,184 shares outstanding for the Portfolio. The following shareholders of record owned 5% or more of the issued and outstanding shares of the Portfolio:

Percentage of
Shareholder of Record	Outstanding Shares
First American Real Estate Securities Fund 800 Nicollet Mall Minneapolis, MN 55402	11.48%
Johnson Controls Master Pension Trust 5757 North Green Bay Avenue Milwaukee, WI 53209	5.72%
Woodmen of the World Life Insurance Society 1700 Franam Street, Suite 1200 Omaha, NE 68102	5.48%

     As of December 31, 2010, the Trustees and officers of the Trust, as a group, did not own any of the Trust’s voting securities.
ITEM 19. INVESTMENT ADVISORY AND OTHER SERVICES
Service Providers
     Most of the Portfolio’s necessary day-to-day operations are performed by service providers under contract to the Trust. The principal service providers for the Portfolio are:

Investment Advisor:	USBAM
Administrator and Transfer Agent:	USBAM
Custodian:	U.S. Bank
Independent Registered Public Accounting Firm:	Ernst & Young LLP
Investment Advisor
     USBAM (formerly known as FAF Advisors, Inc.), 800 Nicollet Mall, Minneapolis, Minnesota 55402, serves as the investment advisor and manager of the Portfolio pursuant to an investment advisory agreement dated September 21, 2005. USBAM is a wholly owned subsidiary of U.S. Bank, 800 Nicollet Mall, Minneapolis, Minnesota 55402, a national banking association that operates banking offices in 25 states, primarily in the lower and upper Midwest and throughout the Southwest and Northwest. U.S. Bank is, in turn, a subsidiary of U.S. Bancorp, 800 Nicollet Mall, Minneapolis, Minnesota 55402, which is a diversified financial holding company and conducts business in all 50 states. U.S. Bancorp also has various other subsidiaries engaged in financial services. At December 31, 2010, U.S. Bancorp and its consolidated subsidiaries had consolidated assets of approximately $308 billion, consolidated deposits of more than $204 billion and shareholders’ equity of more than $29 billion.
     The Advisory Agreement requires USBAM to arrange, if requested by the Trust, for officers or employees of USBAM to serve without compensation from the Portfolio as Trustees, officers, or employees of the Trust if duly elected to such positions by the shareholders or Trustees of the Trust. USBAM has the authority and responsibility to make and execute investment decisions for the Portfolio within the framework of the Portfolio’s investment policies, subject to review by the Board. USBAM is also responsible for monitoring the performance of the various organizations providing services to the Portfolio, including the Portfolio’s custodian and accounting agent, and for periodically reporting to the Board on the performance of such organizations. USBAM will, at its own expense, furnish the Portfolio with the necessary personnel, office facilities, and equipment to service the Portfolio’s investments and to discharge its duties as investment advisor of the Portfolio.
     The Trust may have an obligation to indemnify its Trustees and officers with respect to litigation. USBAM will be liable to the Portfolio under the Advisory Agreement for any negligence or willful misconduct by USBAM other than liability for investments made by USBAM in accordance with the explicit direction of the Board or the investment objectives and policies of the Portfolio. USBAM has agreed to indemnify the Portfolio with respect to any loss, liability, judgment, cost or penalty that the Portfolio may suffer due to a breach of the Advisory Agreement by USBAM.

     The Advisory Agreement was approved initially for a two-year term by the Trustees, and will continue in effect from year to year unless terminated in writing by either USBAM or the Trust at the end of such period or thereafter on 60 days’ prior written notice given by either party to the other party.
Administrator
     USBAM serves as the administrator of the Portfolio pursuant to an Administration Agreement dated as of September 21, 2005 by and between USBAM and the Trust. U.S. Bancorp Fund Services, LLC, (“USBFS”), 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as sub-administrator pursuant to a Sub-Administration Agreement between USBAM and USBFS dated June 1, 2007. USBFS is a subsidiary of U.S. Bancorp. Under the Administration Agreement, USBAM provides, or compensates others to provide, services to the Portfolio. These services include various administrative and accounting services. For these services, the Trust pays USBAM total fees, on an annual basis, equal to 0.02% of the aggregate average daily net assets of the Portfolio, and bears all of the Portfolio’s other expenses, except for brokerage commissions and other expenditures in connection with the purchase and sale of portfolio securities, interest expense and, subject to the specific approval of a majority of the Trustees who are not interested persons of the Trust, taxes and extraordinary expenses. All fees paid to USBFS, as sub-administrator, are paid from the administrative fee. The following table sets forth total administrative fees (including fees for transfer agent and dividend disbursing agent services provided by USBAM, as described below) paid to USBAM by the Portfolio.

	Fiscal Year Ended	Fiscal Year Ended
Fiscal Year Ended December 31, 2008	December 31, 2009	December 31, 2010
$2,356,901	$930,263	$1,235,636
     The Administration Agreement was approved initially for a two-year term by the Trustees, and will continue in effect from year to year unless terminated in writing by either USBAM or the Trust at the end of such period or thereafter on 60 days’ prior written notice given by either party to the other party.
Transfer Agent
     USBAM serves as the transfer agent for the Portfolio pursuant to an Administration Agreement dated as of September 21, 2005 by and between USBAM and the Trust. Under the Administration Agreement, USBAM, among other things, provides customary services of a transfer agent and dividend disbursing agent for the Trust.
     The Administration Agreement was approved initially for a two-year term by the Trustees, and will continue in effect from year to year unless terminated in writing by either the Transfer Agent or the Trust at the end of such period or thereafter on 60 days’ prior written notice given by either party to the other party.
Custodian
     U.S. Bank, 800 Nicollet Mall, Minneapolis, Minnesota 55402, serves as the custodian (“Custodian”) for the Portfolio. The Custodian is a subsidiary of U.S. Bancorp.

Independent Registered Public Accounting Firm
     Ernst & Young LLP, 220 South Sixth Street, Suite 1400, Minneapolis, Minnesota 55402, serves as the independent registered public accounting firm for the Portfolio, providing audit services, including audits of the annual financial statements.
ITEM 20. PORTFOLIO MANAGERS
     The Portfolio is managed by a team of persons associated with USBAM.
ITEM 21. BROKERAGE ALLOCATION AND OTHER PRACTICES
     As the Trust’s Portfolio is composed almost exclusively of debt, rather than equity securities, most of the portfolio transactions are effected with dealers without the payment of brokerage commissions but at net prices, which usually include a spread or markup. In effecting such portfolio transactions on behalf of the Portfolio, USBAM seeks the most favorable net price consistent with the best execution. USBAM may, however, select a dealer to effect a particular transaction without communicating with all dealers who might be able to effect such transaction because of the volatility of the market and the desire of USBAM to accept a particular price for a security because the price offered by the dealer meets guidelines for profit, yield, or both.
     Decisions with respect to placement of the portfolio transactions are made by USBAM. The primary consideration in making these decisions is efficiency in executing orders and obtaining the most favorable net prices for the Portfolio. Most portfolio transactions are with the issuer or with major dealers acting for their own account and not as brokers.
     The Portfolio does not effect brokerage transactions in its portfolio securities with any broker-dealer affiliated directly or indirectly with its Advisor unless such transactions, including the frequency thereof, the receipt of commissions payable in connection therewith, and the selection of the affiliated broker-dealer effecting such transactions are not unfair or unreasonable to the shareholders of the Portfolio, as determined by the Board. Any transactions with an affiliated broker-dealer must be on terms that are both at least as favorable to the Portfolio as such Portfolio can obtain elsewhere and at least as favorable as such affiliate broker-dealer normally gives to others.
     When two or more clients of USBAM are simultaneously engaged in the purchase or sale of the same security, the prices and amounts are allocated in accordance with a formula considered by USBAM to be equitable to each client. In some cases, this system could have a detrimental effect on the price or volume of the security as far as each client is concerned. In other cases, however, the ability of the clients to participate in volume transactions will produce better executions for each client.
     During its three most recent fiscal years ended December 31, the Portfolio paid no brokerage commissions to affiliated brokers. At December 31, 2010, the Portfolio held securities of broker-dealers which are deemed to be “regular brokers or dealers” of the Portfolio under the 1940 Act (or of such broker-dealers’ parent companies) in the following amounts:

Value of Securities Held
Broker	by the Portfolio (000)
Deutsche Bank	$446,999
ING Bank	$329,998
BNP Paribas	$209,101
Barclays Bank	$154,489
Bank of America	$139,999
Credit Suisse	$106,700
JP Morgan	$100,000
ITEM 22. CAPITAL STOCK AND OTHER SECURITIES
     Under its Declaration of Trust, the Trust is authorized to issue an unlimited number of shares of beneficial interest with a par value of $0.01 per share, which may be divided into one or more series and class, each of which evidences pro rata ownership interest in a different investment portfolio. The Trustees may create additional portfolio series at any time without shareholder approval. The shares of each portfolio series may have such rights and preferences as the Trustees may establish from time to time, including the right of redemption (including the price, manner and terms of redemption), special and relative rights as to dividends and distributions, liquidation rights, sinking or purchase fund provisions, conversion rights and conditions under which any portfolio series may have separate voting rights or no voting rights.
     As of the date of this SAI, the Trust is comprised of the following portfolio series, which commenced operations on the date set forth opposite the Portfolio’s name:

Commencement
of Operations	Portfolio Name
04/01/2006	Mount Vernon Securities Lending Prime Portfolio
     The Trust is authorized, without shareholder approval, to divide shares of any series into two or more classes of shares, each class having such different dividend, liquidation, voting and other rights as the Trustees may determine without shareholder approval.
     Any amendment to the Declaration of Trust that would materially and adversely affect shareholders of the Trust as a whole, or shareholders of a particular portfolio series, must be approved by the holders of a majority of the shares of the Trust or the portfolio series, respectively. All other amendments may be effected by the Board.
     The Declaration of Trust provides that shareholders shall not be subject to any personal liability for the acts or obligations of a portfolio series. If any present or past shareholder of any portfolio series of the Trust is charged or held personally liable for any obligation or liability of the Trust solely by reason of being or having been a shareholder and not because of such shareholder’s acts or omissions or for some other reason, the portfolio series, upon request, shall assume the defense against such charge and satisfy any judgment thereon, and the shareholder or former shareholder shall be entitled out of the assets of such portfolio series to be held harmless from and indemnified against all loss and expense arising from such liability. Thus, the risk to shareholders of incurring financial loss beyond their investments is limited to circumstances in which the portfolio series itself would be unable to meet its obligations.

     The Trust will not have an Annual Meeting of Shareholders. Annual and special meetings of Shareholders may be held on such date and at such time as shall be set or provided by the Board.
ITEM 23. PURCHASE, REDEMPTION AND PRICING OF SHARES
Manner in Which Shares are Offered
     Shares of the Portfolio may only be offered to, and be held by, participants in U.S. Bank’s securities lending program. Shares are sold on a private placement basis in accordance with Regulation D under the 1933 Act. Because shares are sold directly by the Trust without a distributor, they are not subject to a sales load or redemption fee, and assets of the Trust are not subject to a Rule 12b-1 fee.
Valuation of Portfolio Shares
     The net asset value (“NAV”) per share for the shares of the Portfolio is calculated as of 4:30 p.m. Eastern time on each day on which the Federal Reserve Bank of New York (“Federal Reserve”) is open for business, except as noted below. In addition to weekends, the Federal Reserve is closed on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day. The Portfolio may close when the Federal Reserve is open and the New York Stock Exchange is closed, such as Good Friday. The net asset value may be calculated early on any business day when the bond markets close early, as recommended by the Securities Industry Financial Markets Association (typically on the business day preceding a Federal holiday). On December 31, 2010, the NAV per share for the Portfolio was calculated as set forth below.

Net Assets	/	Shares	=	Net Asset Value Per
(In Dollars)		Outstanding		Share
				(In Dollars)
$6,421,685,965		6,428,153,184		$1.00
     The Portfolio will use its best efforts to maintain a constant price per share of $1.00, although there can be no assurance that the $1.00 NAV per share will be maintained. In accordance with this effort and pursuant to Rule 2a-7 under the 1940 Act, the Portfolio uses the amortized cost valuation method to value its portfolio instruments. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium even though the portfolio security may increase or decrease in market value generally in response to changes in interest rates. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument.
     The Trustees have established procedures reasonably designed to stabilize the Portfolio’s price per share at $1.00. These procedures include (i) the determination of the deviation from $1.00, if any, of the Portfolio’s NAV using market values, (ii) periodic review by the Trustees of the amount of and the methods used to calculate the deviation, and (iii) maintenance of records of such determination. The Trustees will promptly consider what action, if any, should be taken if such deviation exceeds 1/2 of one percent.

     When market quotations are not readily available for an investment, or if USBAM believes they are unreliable, fair value prices may be determined in good faith using procedures approved by the Board. Valuing securities at fair value involves greater reliance on judgment than valuing securities that have readily available market quotations. There can be no assurance that the Portfolio could obtain the fair value assigned to a security if they were to sell the security at approximately the time at which the Portfolio determines its NAV per share.
ITEM 24. TAXATION
Federal Taxes
     The Portfolio intends to elect each year to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). If so qualified, the Portfolio will not be liable for federal income taxes to the extent it distributes its taxable income to its shareholders.
     The Portfolio expects to distribute net realized short-term capital gains (if any) once each year, although it may distribute them more frequently, if necessary in order to maintain the Portfolio’s net asset value at $1.00 per share. Distributions of net investment income and net short-term capital gains are taxable to investors as ordinary income.
     Under the Code, the Portfolio is required to withhold 28% of reportable payments (including dividends, capital gain distributions, if any, and redemptions) paid to certain shareholders who have not certified that the social security number or taxpayer identification number supplied by them is correct and that they are not subject to backup withholding because of previous under reporting to the IRS. These backup withholding requirements generally do not apply to shareholders that are corporations or governmental units or certain tax-exempt organizations.
     The foregoing relates only to federal income taxation and is a general summary of the federal tax law in effect as of the date of this SAI.
ITEM 25. UNDERWRITERS
     Not Applicable.
ITEM 26. CALCULATION OF PERFORMANCE DATA
     No SAI disclosure is required by this Item.

ITEM 27. FINANCIAL STATEMENTS
     The audited financial statements for the fiscal year ended December 31, 2010, for the Portfolio, including Ernst & Young LLP’s report thereon, are included in the Portfolio’s Annual Report to Shareholders, which was filed with the SEC on March 1, 2011, and is incorporated into this SAI by reference.

APPENDIX A
SHORT-TERM RATINGS
     The Portfolio’s investments are limited to securities that, at the time of acquisition, are “Eligible Securities.” Eligible Securities include securities that are rated by two nationally recognized statistical rating organizations in one of the two highest categories for short-tem debt obligations, such as A-1 or A-2 by Standard & Poor’s, or Prime-1 or Prime-2 by Moody’s, and unrated securities of comparable quality.
Standard & Poor’s
     A-1. A short-term obligation rated “A-1” is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.
     A-2. A short-term obligation rated “A-2” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.
Moody’s
     Prime-1. Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:
•	Leading market positions in well-established industries.

•	High rates of return on funds employed.

•	Conservative capitalization structure with moderate reliance on debt and ample asset protection.

•	Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

•	Well-established access to a range of financial markets and assured sources of alternate liquidity.
     Prime-2. Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

PART C
ITEM 28. EXHIBITS
(a)(1)	Amended and Restated Certificate of Trust dated October 14, 2005. (Incorporated by reference to Exhibit (a)(1) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824).)

(a)(2)	Agreement and Declaration of Trust dated October 17, 2005. (Incorporated by reference to Exhibit (a)(2) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824).)

(b)	By-Laws. (Incorporated by reference to Exhibit (b) to the registration statement on Form N-1A, filed April 25, 2007 (file No. 811-21824).)

(c)	None.

(d)	Investment Advisory Agreement between Mount Vernon Securities Lending Trust and USBAM, Inc. dated September 21, 2005. (Incorporated by reference to Exhibit (d) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824).)

(e)	Not Applicable.

(f)	None.

(g)(1)	Custodian Agreement between Mount Vernon Securities Lending Trust and U.S. Bank National Association dated September 21, 2005. (Incorporated by reference to Exhibit (g) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824).)

(g)(2)	Amendment to Custody Agreement between Mount Vernon Securities Lending Trust and U.S. Bank National Association dated February 19, 2009. (Incorporated by reference to Exhibit (g)(2) to the registration statement on Form N-1A, filed April 30, 2009 (File No. 811-21824).)

(h)(1)	Administration Agreement between Mount Vernon Securities Lending Trust and USBAM, Inc. dated September 21, 2005. (Incorporated by reference to Exhibit (h) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824).)

(h)(2)	Sub-Administration Agreement between USBAM, Inc. and U.S. Bancorp Fund Services, LLC dated June 1, 2007. (Incorporated by reference to Exhibit (h)(2) to the registration statement on Form N-1A, filed January 15, 2008 (File No. 811-21824).)

(i)	Not Applicable.

(j)	Not Applicable.

(k)	Not Applicable.

(l)	None.

(m)	None.

(n)	None.

(o)	Reserved.

(p)(1)	First American Funds Code of Ethics adopted under Rule 17j-1 of the Investment Company Act of 1940 and Section 406 of the Sarbanes-Oxley Act.*

(p)(2)	U.S. Bancorp Asset Management, Inc. Code of Ethics adopted under Rule 17j-1 of the Investment Company Act of 1940.*

*	Filed herewith.
ITEM 29. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT
     The Registrant is not directly or indirectly controlled by or under common control with any person other than the Trustees and the investment companies for which the Trustees collectively serve as Directors. It does not have any subsidiaries.
ITEM 30. INDEMNIFICATION
     Except as set forth in Section 5.2 of the Declaration of Trust, the Trust shall indemnify any person described in Section 5.2 of the Certificate of Trust (“indemnitee”), for covered expenses (expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding) in any covered proceeding (any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party), whether or not there is an adjudication of liability as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct, as described in Section 5.2 of the Certificate of Trust, by (i) a final decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either (a) the vote of a majority of a quorum of Trustees who are neither “interested persons”, as defined in the 1940 Act nor parties to the covered proceeding or (b) an independent legal counsel in a written opinion; provided that such Trustees or counsel, in reaching such determination, may need not presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.
     Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) there shall have been a determination, based on a review of the readily available facts (as opposed to a fully trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustee who are neither “interested persons” as defined in the 1940 Act nor parties to the covered proceeding.
     Nothing contained in the Declaration of Trust shall be deemed to affect the right of the Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnitees to the extent permitted by the 1940 Act or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by the 1940 Act.
ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISOR
     See “Management of the Trust” in Part B. Information as to the trustees and officers of USBAM is included in its Form ADV filed with the SEC and is incorporated herein by reference thereto.
ITEM 32. PRINCIPAL UNDERWRITERS
     Not Applicable.
ITEM 33. LOCATION OF ACCOUNTS AND RECORDS
     All accounts, books, records and documents of the Registrant required pursuant to Section 31(a) of the 1940 Act and the rules promulgated thereunder are located in whole or in part, as the offices of the Registrant and the following locations:
U.S. Bancorp Asset Management, Inc. (Investment Advisor, Administrator, and Transfer Agent) 800 Nicollet Mall, Minneapolis, Minnesota 55402

U.S. Bank National Association (Custodian) 60 Livingston Avenue, St. Paul, Minnesota 55101
ITEM 34. MANAGEMENT SERVICES
     None.
ITEM 35. UNDERTAKINGS
     Not Applicable.

SIGNATURES
     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Mount Vernon Securities Lending Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Minneapolis and State of Minnesota on the 29th day of April, 2011.

MOUNT VERNON SECURITIES LENDING TRUST
By:	/s/ Joseph M. Ulrey III
Joseph M. Ulrey III
President

Index to Exhibits

Exhibit Number	Name of Exhibit
(p)(1)	First American Funds Code of Ethics
(p)(2)	USBAM Code of Ethics